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                                                                      Exhibit 21
                             PPG INDUSTRIES, INC.
                         AND CONSOLIDATED SUBSIDIARIES
                         -----------------------------

                        SUBSIDIARIES OF THE REGISTRANT

The Registrant is PPG Industries, Inc. There are no subsidiaries for which separate financial statements are filed or included in group financial statements filed for unconsolidated subsidiaries. Material subsidiaries included in the 1996 consolidated financial statements of the Company are:

                                                           Percentage of
                                                           Voting Power
Domestic:                                                  ------------
LYNX Services from PPG, L.L.C. - Kansas.................      100.00%
Market View, Inc. - Delaware ...........................      100.00
Matthews Paint Company - Delaware.......................      100.00
PPG Architectural Finishes, Inc. - Delaware.............      100.00
PPG Industries International, Inc.- Delaware............      100.00
PPG Industries Securities, Inc. - Delaware..............      100.00
Transitions Optical, Inc. - Delaware....................       51.00

Canadian:
PPG Canada Inc. - Canada................................      100.00

European:
PPG Iberica, S.A. - Spain...............................       60.00
PPG Industries, (Deutschland) GmbH - Germany............      100.00
PPG Industries Fiber Glass B.V. - The Netherlands.......      100.00
PPG Industries France - France..........................      100.00
PPG Industries Glass S.A. - France......................      100.00
PPG Industries Italia S.r.l. - Italy....................      100.00
PPG Industries (U. K.) Limited - England................      100.00
PPG Industries Chemicals B.V. - The Netherlands.........      100.00
Transitions Optical Limited - Ireland ..................       51.00
PPG Holdings (U.K.) Limited - United Kingdom............      100.00
PPG Holdings B.V. - The Netherlands.....................      100.00
PPG Industries Holdings GmbH - Germany..................      100.00

Subsidiaries in other areas:
PPG Coatings (Hong Kong) Co. Ltd. - Hong Kong...........       60.00
PPG - Feng Tai, Ltd. - Hong Kong........................       55.00
PPG Industries Asia/Pacific Ltd.- Japan.................      100.00
PPG Industries Argentina S.A. - Argentina...............      100.00
PPG Industries de Mexico, S.A. de C.V. - Mexico.........      100.00
PPG Industries Export Sales Corporation - U.S. Virgin
  Islands...............................................      100.00
PPG C.I. Co. Ltd. - Japan...............................       51.00
PPG Industries Taiwan Ltd. - Taiwan.....................       55.00
Taiwan Chlorine Industries Ltd. - Taiwan................       60.00

Partnerships:
Glass Plaza Associates - Pennsylvania...................      100.00